                                                                     Exhibit 4.2



================================================================================


                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                     between

                     THE B.F.GOODRICH COMPANY, as Depositor

                                       and

                              THE BANK OF NEW YORK

                                       and

                  THE BANK OF NEW YORK (DELAWARE), as Trustees

                         Dated as of _________ __, 1995

                               BFGOODRICH CAPITAL



================================================================================

                               BFGoodrich Capital

              Certain Sections of this Trust Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                                                               Trust Agreement
  Act Section                                                                                     Section
- ------------------                                                                            ---------------
Section  310(a)(1)                  . . . . . . . . . . . . . . . . . . . . . . . .           8.07
            (a)(2)                  . . . . . . . . . . . . . . . . . . . . . . . .           8.07
            (a)(3)                  . . . . . . . . . . . . . . . . . . . . . . . .           8.09
            (a)(4)                  . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (b)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.08
Section  311(a)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.13
            (b)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.13
Section  312(a)                     . . . . . . . . . . . . . . . . . . . . . . . .           5.07
            (b)                     . . . . . . . . . . . . . . . . . . . . . . . .           5.07
            (c)                     . . . . . . . . . . . . . . . . . . . . . . . .           5.07
Section  313(a)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.14(a)
            (a)(4)                  . . . . . . . . . . . . . . . . . . . . . . . .           8.14(b)
            (b)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.14(b)
            (c)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.14(a)
            (d)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.14(a), 8.14(b)
Section  314(a)                     . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (b)                     . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (c)(1)                  . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (c)(2)                  . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (c)(3)                  . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (d)                     . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (e)                     . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
Section  315(a)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.01
            (b)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.02, 8.14(b)
            (c)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.01(a)
            (d)                     . . . . . . . . . . . . . . . . . . . . . . . .           8.01, 8.03
            (e)                     . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
Section  316(a)                     . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (a)(1)(A)               . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (a)(1)(B)               . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (a)(2)                  . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (b)                     . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (c)                     . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
Section  317(a)(1)                  . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (a)(2)                  . . . . . . . . . . . . . . . . . . . . . . . .           Not Applicable
            (b)                     . . . . . . . . . . . . . . . . . . . . . . . .           5.09
Section  318(a)                     . . . . . . . . . . . . . . . . . . . . . . . .           10.10

- --------------

                 Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                   ARTICLE I.

                                  Defined Terms
         Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                   ARTICLE II.

                           Establishment of the Trust

         Section 2.01.    Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.02.    Office of the Delaware Trustee; Principal Place of Business . . . . . . . . . . . .  10
         Section 2.03.    Initial Contribution of Trust Property; Organizational Expenses . . . . . . . . . .  10
         Section 2.04.    Issuance of the Preferred Securities  . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.05.    Subscription and Purchase of Debentures; Issuance of the Common Securities  . . . .  11
         Section 2.06.    Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.07.    Authorization to Enter into Certain Transactions  . . . . . . . . . . . . . . . . .  12
         Section 2.08.    Assets of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.09.    Title to Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


                                  ARTICLE III.

                                 Payment Account

         Section 3.01.    Payment Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


                                   ARTICLE IV.

                            Distributions; Redemption

         Section 4.01.    Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.02.    Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.03.    Subordination of Common Securities  . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.04.    Payment Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.05.    Tax Returns and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                                                                              Page
                                                                                                              ----
                                   ARTICLE V.

                          Trust Securities Certificates
         Section 5.01.    Initial Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.02.    The Trust Securities Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.03.    Authentication of Trust Securities Certificates . . . . . . . . . . . . . . . . . .  20
         Section 5.04.    Registration of Transfer and Exchange of Preferred Securities Certificates  . . . .  20
         Section 5.05.    Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates  . . . . . . . .  21
         Section 5.06.    Persons Deemed Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.07.    Access to List of Securityholders' Names and Addresses  . . . . . . . . . . . . . .  22
         Section 5.08.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.09.    Appointment of Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.10.    Ownership of Common Securities by Depositor . . . . . . . . . . . . . . . . . . . .  23
         Section 5.11.    Book-Entry Preferred Securities Certificates; Common Securities Certificate . . . .  24
         Section 5.12     Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.13.    Definitive Preferred Securities Certificates  . . . . . . . . . . . . . . . . . . .  25
         Section 5.14.    Rights of Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                                   ARTICLE VI.

                    Acts of Securityholders; Meetings; Voting

         Section 6.01.    Limitations on Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.02.    Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.03.    Meetings of Preferred Securityholders . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.04.    Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.05.    Proxies, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.06.    Securityholder Action by Written Consent  . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.07.    Record Date for Voting and Other Purposes . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.08.    Acts of Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.09.    Inspection of Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                                                                              Page
                                                                                                              ----
                                  ARTICLE VII.

                         Representations and Warranties
                           of the Bank and the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                  ARTICLE VIII.

                                  The Trustees
         Section 8.01.    Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.02.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.03.    Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.04.    Not Responsible for Recitals or Issuance of Securities  . . . . . . . . . . . . . .  36
         Section 8.05.    May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.06.    Compensation; Fees; Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.07.    Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.08.    Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.09.    Co-Trustees and Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 8.10.    Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . .  39
         Section 8.11.    Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.12.    Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . .  41
         Section 8.13.    Preferential Collection of Claims Against Depositor or Trust  . . . . . . . . . . .  42
         Section 8.14.    Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42


                                   ARTICLE IX.

                           Termination and Liquidation

         Section 9.01.    Termination Upon Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.02.    Early Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.03.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.04.    Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                                                                              Page
                                                                                                              ----
                                   ARTICLE X.

                            Miscellaneous Provisions
         Section 10.01.   Guarantee by the Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.02.   Limitation of Rights of Securityholders . . . . . . . . . . . . . . . . . . . . . .  45
         Section 10.03.   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 10.04.   Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 10.05.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 10.06.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 10.07.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 10.08.   Notice and Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 10.09.   Agreement Not to Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 10.10.   Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . .  49


Exhibit A                 Certificate of Trust
Exhibit B                 Form of Certificate Depository Agreement
Exhibit C                 Form of Common Securities Certificate
Exhibit D                 Form of Expense Agreement
Exhibit E                 Form of Preferred Securities Certificate

                                                           Draft of June 1, 1995


                 AMENDED AND RESTATED TRUST AGREEMENT, dated as of ___________ __, 1995, between The B.F.Goodrich Company, a New York corporation (the "Depositor" or "BFG"), and The Bank of New York, a banking corporation duly organized and existing under the laws of New York, as trustee (the "Trustee" and, in its separate corporate capacity and not in its capacity as Trustee, the "Bank") and The Bank of New York (Delaware), a banking corporation duly organized under the laws of Delaware, as Delaware trustee (the "Delaware Trustee") (the Trustee and the Delaware Trustee referred to collectively as the "Trustees").

                                   WITNESSETH:

                 WHEREAS, the Depositor, the Bank and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of ____________, 1995 (the "Original Trust Agreement"), and by the execution and filing by the Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, dated ______________, 1995, attached as Exhibit A; and

                 WHEREAS, the Depositor, the Bank and the Delaware Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures, (ii) the issuance of the Common Securities by the Trust to the Depositor and (iii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement;

                 NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I.

                                  Defined Terms

                 Section 1.01. Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                          (a) the terms defined in this Article have the
                 meanings assigned to them in this Article and include the plural as well as the singular;

                          (b) all other terms used herein that are defined in
                 the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                          (c) unless the context otherwise requires, any
                 reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

                          (d) the words "herein", "hereof" and "hereunder" and
                 other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

                 "Act" has the meaning specified in Section 6.08.

                 "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Subordinated Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Bank" has the meaning specified in the preamble to this Trust Agreement.

                 "Bankruptcy Event" means, with respect to any Person:

                 (i) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liqui-dator, assignee, trustee sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (ii) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or of the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any such action.

                 "Bankruptcy Laws" has the meaning specified in Section 10.09.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Book Entry Preferred Securities Certificates" means a beneficial interest in the Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

                 "Business Day" means a day other than (x) a Saturday or a Sunday, (y) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (z) a day on which the Trustee's Corporate Trust Office or the Debenture Trustee's principal corporate trust office is closed for business.

                 "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Certificates, sub-stantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

                 "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

                 "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 "Closing Date" means the First Time of Delivery as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Security" means an ownership interest in the Trust having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                 "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

                 "Corporate Trust Office" means the principal office of the Trustee located in New York, New York.

                 "Debenture Event of Default" means an "Event of Default" as defined in the Subordinated Indenture.

                 "Debenture Redemption Date" means "Redemption Date" as defined in the Subordinated Indenture.

                 "Debenture Trustee" means The Bank of New York.

                 "Debentures" means the $113,402,075 aggregate principal amount (or up to $130,412,375 aggregate principal amount if and to the extent the overallotment option granted by the Trust to the underwriters of the Preferred Securities is exercised) of BFG's ___% Junior Subordinated Debentures, Series A, Due 2025, issued pursuant to the Subordinated Indenture.

                 "Definitive Preferred Securities Certificates" means either or both (as the context requires) of (i) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.11(a) and (ii) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

                 "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time.

                 "Delaware Trustee" means the banking corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement.

                 "Depositor" has the meaning specified in the preamble to this Trust Agreement and includes The B.F.Goodrich Company in its capacity as Holder of the Common Securities.

                 "Distribution Date" has the meaning specified in Section
4.01(a).

                 "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

                 "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i)  the occurrence of a Debenture Event of Default; or

              (ii) default by the Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                 (iii) default by the Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                 (iv) default in the performance, or breach, of any covenant or warranty of the Trustee in this Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause (ii) or (iii), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustee by the Holders of at least 10% in Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (v) the occurrence of a Bankruptcy Event with respect to the Trustee.

                 "Expense Agreement" means the Agreement as to Expenses and Liabilities between BFG and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

                 "Guarantee" means the Guarantee Agreement executed and delivered by BFG and The Bank of New York, a New York banking corporation, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Preferred Securityholders, as amended from time to time.

                 "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

                 "Like Amount" means (i) Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

                 "Liquidation Amount" means the stated amount of $25 per Trust Security.

                 "Liquidation Date" means the Date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.04.

                 "Liquidation Distribution" has the meaning specified in Section 9.04.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Trustee or the Depositor, but not an employee of the Trust or the Trustee, and who shall be reasonably acceptable to the Trustee.

                 "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

                 "Outstanding", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore authenticated and delivered under this Trust Agreement, except:

                 (i) Preferred Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                 (iii) Preferred Securities which have been paid pursuant to
         Section 5.05 or in exchange for or in lieu of which other Preferred Securities have been authenticated and delivered pursuant to this Trust Agreement;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, the Trustee or any Affiliate of the Depositor or the Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities which the Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, the Trustee and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

                 "Owner" means each Person who is the beneficial owner of a Book Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

                 "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.09 and shall initially be BFG.

                 "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Trustee shall make payments to the Securityholders in accordance with Section 4.01.

                 "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

                 "Preferred Security" means an ownership interest in the Trust having a Liquidation Amount of $25 and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                 "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

                 "Redemption Date" means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date shall be a Redemption Date for a Like Amount of Trust Securities.

                 "Redemption Price" means, with respect to any date fixed for redemption of any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to such date.

                 "Relevant Trustee" shall have the meaning specified in Section 8.10.

                 "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.04.

                 "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register.

                 "Subordinated Indenture" means the Indenture, dated as of _________ ___, 1995, between BFG and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

                 "Trust" means the Delaware business trust created hereby and identified on the cover page to this Trust Agreement.

                 "Trust Agreement" means this Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                 "Trust Property" means (i) the Debentures, (ii) any cash on deposit in, or owing to, the Payment Account and (iii) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Trustee pursuant to the trusts of this Trust Agreement.

                 "Trust Security" means any one of the Common Securities or the Preferred Securities.

                 "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

                 "Trustee" means the commercial bank or trust company identified as the "Trustee" in the preamble to this Trust Agreement solely in its capacity as Trustee of the Trust formed hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

                 "Underwriting Agreement" means the Underwriting Agreement, dated as of ____________, 1995, among the Trust, BFG and the underwriters named therein.

                                   ARTICLE II.

                           Establishment of the Trust

                 Section 2.01. Name. The Trust created hereby shall be known as "BFGoodrich Capital", in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

                 Section 2.02. Office of the Delaware Trustee; Principal Place of Business. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711, or at such other address in Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is c/o the B.F.Goodrich Company, 3925 Embassy Parkway, Akron, Ohio 44333.

                 Section 2.03. Initial Contribution of Trust Property; Organizational Expenses. The Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $1, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

                 Section 2.04. Issuance of the Preferred Securities. On ______, 1995 the Trustee, on behalf of the Trust, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this

Trust Agreement, the Trustee, on behalf of the Trust, shall execute and deliver to the underwriters named therein Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 4,400,000 Preferred Securities having an aggregate Liquidation Amount of $110,000,000, against receipt of the aggregate purchase price of such Preferred Securities of $110,000,000.

                 Section 2.05. Subscription and Purchase of Debentures; Issuance of the Common Securities. Contemporaneously with the execution and delivery of this Trust Agreement, the Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $113,402,075, and, in satisfaction of the purchase price for such Debentures, the Trustee, on behalf of the Trust, shall (i) execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 136,083 Common Securities having an aggregate Liquidation Amount of $3,402,075, and (ii) deliver to the Depositor the sum of $113,402,075. If the overallotment option contained in the Underwriting Agreement is exercised, on the Second Time of Delivery as defined therein, the Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to up to $17,010,300, and, in satisfaction of the purchase price for such Debentures, the Trustee, on behalf of the Trust, shall (i) execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of up to 156,495 Common Securities having an aggregate Liquidation Amount of $3,912,375, and (ii) deliver to the Depositor the sum of up to $17,010,300.

                 Section 2.06. Declaration of Trust. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein. The Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Trustee shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Trustee set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Business Trust Act.

                 Section 2.07. Authorization to Enter into Certain Transactions. The Trustee shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in the last paragraph of this Section, the Trustee shall have the authority to enter into all transactions and agreements determined by the Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustee under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                 (a)  the issuance and sale of the Trust Securities;

                 (b)  the receipt of the Debentures;

                 (c) to cause the Trust to enter into the Underwriting Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the consummation hereof;

                 (d)  the establishment of the Payment Account;

                 (e) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                 (f) the distribution of amounts owed to the Securityholders in respect of the Trust Securities;

                 (g) the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of the Trust Agreement as a trust indenture under this Trust Indenture Act;

                 (h) the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                 (i) the sending of notices and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                 (j) the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

                 (k) registering transfers of the Trust Securities in accordance with this Trust Agreement;

                 (l) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                 (m) as provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of Delaware; and

                 (n) the taking of any action incidental to the foregoing as the Trustee may from time to time determine is necessary or advisable to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

                 So long as this Trust Agreement remains in effect, the Trust (or the Trustee acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as other than association taxable as a corporation for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

                 Section 2.08. Assets of Trust. The assets of the Trust shall consist of the Trust Property.

                 Section 2.09. Title to Trust Property. Legal title to all Trust Property shall be vested at all times in the Trustee (in its capacity as such) and shall be held and administered by the Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

                                  ARTICLE III.

                                 Payment Account

                 Section 3.01.  Payment Account.

                 (a) On or prior to the Closing Date, the Trustee shall establish the Payment Account. The Trustee and any agent of the Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Trustee in the Payment Account for the exclusive benefit of the Certificateholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

                 (b) The Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Trustee pending distribution thereof.

                                   ARTICLE IV.

                            Distributions; Redemption

                 Section 4.01.  Distributions.

                 (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from ____________, 1995, and, except in the event that BFG exercises its right to extend the interest payment period for the Debentures pursuant to Section 301 of the Subordinated Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on _________ __, 1995. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.01(a) a "Distribution Date").

                 (b) Distributions payable on the Trust Securities shall be fixed at a rate of __% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year. If the interest payment period for the Debentures is extended pursuant to Section 301 of the Subordinated Indenture, then the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such extended interest payment period is equal to the aggregate amount of interest (including interest payable on unpaid interest at the percentage rate per annum set forth above, compounded monthly) that accrues during any such extended interest payment period on the Debentures. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

                 (c) Distributions on the Trust Securities shall be made and shall be deemed payable on each Distribution Date only to the extent that the Trust has funds available in the Payment Account for the payment of such Distributions.

                 (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date 15 days prior to the relevant Distribution Date.

                 Section 4.02. Redemption. (a) On each Debenture Redemption Date, the Trustee will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

                 (b) Notice of redemption shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption or liquidation shall state:

               (i)  the Redemption Date;

              (ii)  the Redemption Price;

             (iii)  the CUSIP number;

              (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

               (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that interest thereon will cease to accrue on and after said date.

                 (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be deemed payable on each Redemption Date only to the extent that the Trust has funds immediately available in the Payment Account for the payment of such Redemption Price.

                 (d) If the Trust gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York time, on the Redemption Date, subject to Section 4.02(c), the Trustee will, so long as the Preferred Securities are in book- entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and, at the direction of the Depositor, shall give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Trustee, subject to Section 4.02(c), shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

                 (e) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the fifteenth day prior to the Redemption Date.

                 (f) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated 3% to the Common Securities and 97% to the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for a redemption of portions (equal to $25 or integral multiple thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

                 Section 4.03. Subordination of Common Securities. (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, Preferred Securities then due and payable.

                 (b) In the case of the occurrence of any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Trustee to act on their behalf.

                 Section 4.04. Payment Procedures. Payments in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Trustee and the Common Securityholder.

                 Section 4.05. Tax Returns and Reports. The Trustee shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Trustee shall (a) prepare and file (or cause to be prepared or filed) the Internal Revenue Service Form 1041 (or any successor form) required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Schedule K-1 (Form 1041), Beneficiary's Share of Income, Deductions, Credits, Etc., or any successor form or the information required to be provided on such form. The Trustee shall provide the Depositor with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

                                   ARTICLE V.

                          Trust Securities Certificates

                 Section 5.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole owner of the Trust.

                 Section 5.02. The Trust Securities Certificates. The Preferred Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $25 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Securities Certificates or did not hold such offices at the date of authentication and delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

                 Section 5.03. Authentication of Trust Securities Certificates. On the Closing Date and on any date on which Preferred Securities are required to be delivered pursuant to the exercise of the overallotment option provided for in the Underwriting Agreement, the Trustee shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Trust Securities Certificate shall entitle its holder to any benefit under this Trust Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Securities Certificate a certificate of authentication substantially in the form set forth in Exhibit E or C, as applicable, executed by the Trustee or The Bank of New York, as the Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Securities Certificate shall have been duly authenticated and delivered hereunder. All Trust Securities Certificates shall be dated the date of their authentication.

                 Section 5.04. Registration of Transfer and Exchange of Preferred Securities Certificates. The Securities Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Preferred Securities Certificates and the Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Bank of New York shall be the initial Securities Registrar.

                 Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Trustee shall execute, authenticate and deliver (or shall cause The Bank of New York as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of authentication by the Trustee or any authenticating agent. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08.

                 Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with its customary practice.

                 No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

                 Section 5.05. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee, or The Bank of New York, as the Trustee's authenticating agent, shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Trustee or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

                 Section 5.06. Persons Deemed Securityholders. Prior to due presentation of a Trust Securities Certificate for registration of transfer, the Trustee or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee nor the Securities Registrar shall be bound by any notice to the contrary.

                 Section 5.07. Access to List of Securityholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Depositor, within 15 days after receipt by the Trustee of a request therefor from the Depositor in writing, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Securityholders as of the most recent Record Date. If three or more Securityholders or one or more Holders of Trust Securities Certificates evidencing not less than 25% of the outstanding Liquidation Amount apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Securityholders. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold either the Depositor or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                 Section 5.08. Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Trust

Securities Certificates may be served. The Trustee initially designates The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286 as its principal corporate trust office for such purposes. The Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

                 Section 5.09. Appointment of Paying Agent. The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be BFG, and it may choose any co-paying agent that is acceptable to the Trustee and the Depositor. BFG shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee and the Depositor. In the event that BFG shall no longer be the Paying Agent, the Trustee shall appoint a successor that is acceptable to the Depositor to act as Paying Agent (which shall be a bank or trust company). The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                 Section 5.10. Ownership of Common Securities by Depositor. On the Closing Date and on each other date provided for in Section 2.05, the Depositor shall acquire, and thereafter retain, beneficial and record ownership of the Common Securities. Any attempted transfer of the Common Securities shall be void. The Trustee shall cause each

Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

                 Section 5.11. Book-Entry Preferred Securities Certificates; Common Securities Certificate. (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner will receive a definitive Preferred Securities Certificate representing such beneficial owner's interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to beneficial owners pursuant to Section 5.13:

                 (i) the provisions of this Section 5.11(a) shall be in full force and effect;

                 (ii) the Securities Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of principal of and interest on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

                 (iii) to the extent that the provisions of this Section conflict with any other provisions of this Trust Agreement, the provisions of this Section shall control;

                 (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Partici-pants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants; and

                 (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the aggregate Liquidation Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the applicable class of Trust Certificates and has delivered such instructions to the Trustee.

                 (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

                 Section 5.12 Notices to Clearing Agency. To the extent a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustee shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

                 Section 5.13. Definitive Preferred Securities Certificates. If
(i) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the Trustee of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same.

Upon surrender to the Trustee of the typewritten Preferred Securities Certificate or Certificates representing the Book Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustee shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by its execution thereof.

                 Section 5.14. Rights of Securityholders. The legal title to the Trust Property is vested exclusively in the Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than the ownership interest in the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust.

                                   ARTICLE VI.

                    Acts of Securityholders; Meetings; Voting

                 Section 6.01. Limitations on Voting Rights. (a) Except as provided in this Section, in Section 10.02 and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

                 (b) So long as any Debentures are held by the Trustee, the Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under
Section 513 of the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least 66 2/3% in Liquidation Amount of the Preferred Securities; provided, however, that where a consent under the Subordinated Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Trustee without the prior written consent of each holder of Preferred Securities. The Trustee shall not revoke any action previously authorized or approved by a vote of the Preferred Securities, except pursuant to a subsequent vote of the Preferred Securities. The Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

                 (c) If any proposed amendment to the Trust Agreement provides for, or the Trustee otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least 66 2/3% in Liquidation Amount of the outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would be classified as an association taxable as a corporation for United States federal income tax purposes.

                 Section 6.02 Notice of Meetings. Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the

Trustee pursuant to Section 10.08 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

                 Any and all notice to which any Preferred Securityholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Preferred Securityholders of record at his last known address as recorded on the Security Register.

                 Section 6.03 Meetings of Preferred Securityholders. No annual meeting of Securityholders is required to be held. The Trustee, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and may, at any time in its discretion, call a meeting of Preferred Securityholders to vote on any matters as to the which Preferred Securityholders are entitled to vote.

                 Preferred Securityholders of record of 50% of the Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

                 If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than 66 2/3% of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

                 Section 6.04. Voting Rights. Securityholders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

                 Section 6.05. Proxies, etc. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustee, or with such other officer or agent of the Trust as the Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Trustee, proxies may be solicited in the name of the Trustee or one or more officers of the Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

                 Section 6.06. Securityholder Action by Written Consent. Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than 66 2/3% of all outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their Liquidation Amount).

                 Section 6.07. Record Date for Voting and Other Purposes. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

                 Section 6.08. Acts of Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustee, if made in the manner provided in this Section.

                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 The ownership of Preferred Securities shall be proved by the Securities Register.

                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

                 Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

                 Section 6.09. Inspection of Records. Upon reasonable notice to the Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                  ARTICLE VII.

Representations and Warranties of the Bank and the Trustee

                 The Bank and the Trustee, each on behalf of and as to itself, hereby represent and warrant for the benefit of the Depositor and the Securityholders that:

                 (a) the Bank is a banking corporation or trust company duly organized, validly existing and in good standing under the laws of the State of New York, and the Delaware Trustee is a banking corporation or trust company duly organized, validly existing and in good standing under the laws of the State of Delaware;

                 (b) each of the Bank and the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                 (c) this Trust Agreement has been duly authorized, executed and delivered by each of the Bank and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Bank and the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                 (d) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been, and any Trust Securities Certificates to be issued at the time of exercise, if any, of the overallotment option under the Underwriting Agreement will be, duly authorized and will have been, as of each such date, duly and validly executed, issued and delivered by the Trustee pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement;

                 (e) the execution, delivery and performance by each of the Bank and the Delaware Trustee of this Trust Agreement and the issuance by the Trustee of the Trust Securities pursuant to this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Bank and the Trustee and the Delaware

         Trustee and do not require any approval of stockholders of the Bank and such execution, delivery and performance will not (i) violate the Bank's or the Delaware Trustee's Charter or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Trustee or the Bank or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of New York or Delaware, as the case may be, governing the banking or trust powers of the Bank and the Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Trustee or the Bank or the Delaware Trustee;

                 (f) neither the authorization, execution or delivery by the Bank or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Bank or the Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein nor the issuance of the Trust Securities Certificates pursuant to this Trust Agreement require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the banking or trust powers of the Trustee or the Delaware Trustee or under the laws of the State of New York or Delaware;

                 (g) there are no taxes, fees or other governmental charges payable under the laws of the State of New York or Delaware or any political subdivision thereof in connection with the execution and delivery by the Bank or the Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement or in connection with the issuance, execution, authentication and delivery of the Trust Securities Certificates by the Trustee pursuant to this Trust Agreement. Under existing law and assuming compliance with this Trust Agreement, and assuming that the Trust will be classified for federal income tax purposes as a grantor trust, or partnership, (i) neither the Trust nor any of its assets will be subject to taxation by the State of Delaware or any political subdivision or taxing authority thereof or therein and (ii) a Securityholder that would not be subject to taxation by the State of

         Delaware or any political subdivision or taxing authority thereof or therein but for its ownership of a Certificate will not be subject to such taxation as a result of such ownership; and

                 (h) there are no proceedings pending or, to the best of each of the Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Bank or the Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank or the Delaware Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

                                  ARTICLE VIII.

                                  The Trustees

                 Section 8.01.  Certain Duties and Responsibilities.

                 (a) The duties and responsibilities of the Trustee shall be as provided by this Trust Agreement and the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustee or the Delaware Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

                 (b) All payments made by the Trustee in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property and only to the extent that there shall be sufficient income or proceeds from the Trust Property to enable the Trustee to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and that the Trustee is not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.01(b) does not limit the liability of the Trustee expressly set forth elsewhere in this Trust Agreement or in the Trust Indenture Act.

                 Section 8.02. Notice of Defaults. Within five Business Days after the occurrence of any Event of Default, the Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of any default known to the Trustee to the Securityholders and the Depositor, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                 Section 8.03. Certain Rights of Trustee. Subject to the provisions of Section 8.01 and except as provided by law:

                  (i) the Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (ii) if (A) in performing its duties under this Trust Agreement the Trustee is required to decide between alternative courses of action or (B) in construing any of the provisions in this Trust Agreement the Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (C) the Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Trustee shall take such action, or refrain from taking such action, as the Trustee shall be instructed in writing to take, or to refrain from taking, by the

                          Depositor; provided, however, that if the Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

                (iii) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by one or more Securityholders;

                 (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder.

                 Section 8.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustee shall not be accountable for the use or application by the Trust of the proceeds of the Trust Securities in accordance with Section 2.05.

                 Section 8.05. May Hold Securities. The Trustee or any other agent of the Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and may otherwise deal with the Trust with the same rights it would have if it were not Trustee or such other agent.

                 Section 8.06.  Compensation; Fees; Indemnity.

                 The Depositor agrees

                 (1) to pay to the Trustees from time to time reasonable compensation for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustees for, and to hold the Trustees harmless against, any and all loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                          Section 8.07. Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder with respect to the Trust Securities. The Trustee shall be a Person that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 Section 8.08.  Conflicting Interests.

                 If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                 Section 8.09.  Co-Trustees and Separate Trustee.

                 Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of the Common Securities and the Trustee shall have power to appoint, and upon the written request of the Trustee, the Depositor shall for such purpose join with the Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the Subordinated Indenture has occurred and is continuing, the Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 8.07.

                 Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

                 Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                 (1) The Trust Securities shall be authenticated and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised, solely by the Trustee.

                 (2) The rights, powers, duties, and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such Act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

                 (3) The Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Subordinated Indenture has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Trustee, the Depositor shall join with the Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                 (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder.

                 (5) The Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                 (6) Any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

                 Section 8.10. Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee or the Delaware Trustee (as the case may be, the "Relevant Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of Section 8.11.

                 The Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by a successor Relevant Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

                 Unless an Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at any time by Act of the Common Securityholder. If an Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at such time by Act of the Securityholders of a majority in Liquidation Amounts of the Preferred Securities Certificates, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust).

                 If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as Relevant Trustee at a time when no Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as the Relevant Trustee at a time when an Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and the Relevant Trustee shall comply with the applicable requirements of
Section 8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholders or the Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

                 The retiring Relevant Trustee shall give notice of each resignation and each removal of the Relevant Trustee with respect to the Trust Securities and the Trust and each appointment of a successor Trustee with respect to the Trust Securities and the Trust to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee with respect to the Trust Securities and the Trust and the address of its Corporate Trust Office.

                 Section 8.11. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Relevant Trustee with respect to all Trust Securities and the Trust, every such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on the request of the Depositor or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Relevant Trustee all the rights, powers and trusts of the retiring Relevant Trustee and shall duly assign, transfer and deliver to such successor Relevant Trustee all property and money held by such retiring Relevant Trustee hereunder.

                 In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (2) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

                 Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

                 No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

                 Section 8.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Relevant Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Relevant

Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Relevant Trustee, shall be the successor of the Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                 Section 8.13. Preferential Collection of Claims Against Depositor or Trust. If and when the Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Trustee or the Delaware Trustee, as the case may be, shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

                 Section 8.14. Reports by Trustee. (a) Within 60 days after December 31 of each year commencing with December 31, 1995 the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Register, and to the Depositor, a brief report dated as of such December 31 with respect to:

                 (i) its eligibility under Section 8.07 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

                 (ii) a statement that the Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing
         Date) ending with such December 31 or, if the Trustee has not complied in any material respect with such obligations, a description of such non-compliance; and

                 (iii) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

                 (b) In addition the Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                 (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Trust Securities are listed, with the Commission and with the Depositor.

                                   ARTICLE IX.

                           Termination and Liquidation

                 Section 9.01. Termination Upon Expiration Date. The Trust shall automatically terminate on December 31, 2030 (the "Expiration Date") following the distribution of the Trust Property in accordance with Section 9.04.

                 Section 9.02. Early Termination. Upon the first to occur of any of the following events (such first occurrence, an "Early Termination Event"):

                 (i) the occurrence of a Bankruptcy Event, dissolution or liquidation of, in respect of, the Depositor; and

                 (ii) the redemption of all of the Preferred Securities;

then the Trustee shall take such action as is required by Section 9.04.

                 Section 9.03. Termination. The respective obligations and responsibilities of the Trust and the Trustee created hereby shall terminate upon the latest to occur of the following: (i) the distribution by the Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (ii) the payment of any expenses owed by the Trust; and
(iii) the discharge of all administrative duties of the Trustee, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

                 Section 9.04. Liquidation. (a) If an Early Termination Event specified in clause (i) of Section 9.02 occurs, the Trust shall be liquidated by the Trustee as expeditiously as the Trustee determines to be possible by distributing to each Securityholder a Like Amount of Debentures, subject to
Section 9.04(d). Notice of liquidation shall be given by the Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of

Trust Securities at such Holder's address appearing in the Security Register. All notices of liquidation shall:

                 (i)  state the Liquidation Date;

                (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

               (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.04(d) applies receive a Liquidation Distribution, as the Trustee shall deem appropriate.

                 (b) Except where Section 9.04(d) applies, in order to affect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to affect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

                 (c) Except where Section 9.04(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Trustee or its agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

                 (d) In the event that, notwithstanding the other provisions of this Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Trustee in such manner as the Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if an Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

                                   ARTICLE X.

                            Miscellaneous Provisions

                 Section 10.01. Guarantee by the Depositor. Subject to the terms and conditions hereof, the Depositor irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This guarantee is intended to be for the benefit, of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

                 Section 10.02. Limitation of Rights of Securityholders. The death or incapacity of any person having an interest, beneficial or otherwise, in a Trust Security shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 Section 10.03.  Amendment.

                 (a) This Trust Agreement may be amended from time to time by the Trustee and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, provided, however, that any such amendment shall not adversely affect in any material respect the interests of any Securityholder or
(ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Trust Securities are outstanding; provided, however, that, except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder and, in the case of clause (i), any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

                 (b) Except as provided in Section 10.02(c) hereof, any provision of this Trust Agreement may be amended by the Trust or the Trustee with (i) the consent of Trust Securityholders representing not less than 66-2/3% (based upon Liquidation Amounts) of the Trust Securities then outstanding and
(ii) receipt by the Trustee of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustee in accordance with such amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act of 1940, as amended.

                 (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), paragraph (b) of this Section 10.02 may not be amended.

                 (d) Notwithstanding any other provisions of this Trust Agreement, the Trustee shall not enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act of 1940, as amended, afforded by Rule 3a-5 thereunder.

                 (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

                 Section 10.04. Separability. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 10.05. GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEE WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                 Section 10.06. Successors. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Trust or the Relevant Trustee or both, including any successor by operation of law.

                 Section 10.07. Headings. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

                 Section 10.08. Notice and Demand. Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed,
(i) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Register and (ii) in the case of the Common Securityholder or the Depositor, to The B.F.Goodrich Company, 3925 Embassy Parkway, Akron, Ohio 44333-1799, Attention: Treasurer, facsimile no. 216-374-4087, with a copy to the Secretary, facsimile no. 216-374-3456. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

                 Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust or the Trustee shall be given in writing addressed (until another address is published by the Trust) as follows: The Bank of New York, 101 Barclay Street, 21 West, New York, NY 10286, Attention: Corporate Trust Department with a copy to: The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department. Such notice, demand or other communication to or upon the Trust or the Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Trustee.

                 Section 10.09. Agreement Not to Petition. Each of the Trustee and the Depositor agrees for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, it shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.09, the Trustee agrees, for the benefit of Securityholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this
Section 10.09 shall survive the termination of this Trust Agreement.

                 Section 10.10. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

                                           THE B.F.GOODRICH COMPANY

                                           By:

                                           Title:

                                           THE BANK OF NEW YORK,
                                                     as Trustee

                                           By:

                                           Title:

                                           THE BANK OF NEW YORK (DELAWARE),
                                                     as Delaware Trustee

                                           By:

                                           Title:

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                               BFGOODRICH CAPITAL

                 THIS CERTIFICATE OF TRUST of BFGoodrich Capital (the "Trust"), dated __________, 1995, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

                 1. Name. The name of the business trust being formed hereby is BFGoodrich Capital.

                 2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

                 3. Effective Date. This Certificate of Trust shall be effective as of its filing.

                 IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                           THE BANK OF NEW YORK (DELAWARE),

                                           as Trustee

                                           By:___________________________
                                              Name:
                                              Title:

                                           THE BANK OF NEW YORK,

                                           as Delaware Trustee

                                           By:___________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT B

                                                                 _____ ___, 1995

The Depository Trust Company,
55 Water Street, 49th Floor,
New York, New York 10041-0099.

Attention:  ____________
            General Counsel's Office

                 Re: BFGoodrich Capital ___% Cumulative Quarterly Income Preferred Securities, Series A

Ladies and Gentlemen:

                 The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the BFGoodrich Capital ___% Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities"), of BFGoodrich Capital, a Delaware business trust (the "Issuer"). The payment of distributions on the Preferred Securities and payments due upon liquidation of the Issuer or redemption of the Preferred Securities are guaranteed by The B.F.Goodrich Company ("BFG") to the extent set forth in a Guarantee Agreement dated ________ ___, 1995 by BFG and The Bank of New York, as guarantee trustee, with respect to the Preferred Securities. BFG and the Issuer propose to sell the Preferred Securities to certain Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated ________ ___, 1995 by and among the Underwriters, the Issuer and BFG dated ________ ___, 1995, and the Underwriters wish to take delivery of the Preferred Securities through DTC. The Bank of New York is acting as transfer agent and registrar with respect to the Preferred Securities (the "Transfer Agent and Registrar").

                 To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Preferred Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

                 1. Prior to the closing of the sale of the Preferred Securities to the Underwriters, which is expected to occur on or about ________ ___, 1995, there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of _________ Preferred Securities and bearing the following legend:

                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  2. The Amended and Restated Trust Agreement of BFGoodrich Capital provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

                  3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

                  4. In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                          Manager, Announcements
                          Dividend Department
                          The Depository Trust Company
                          7 Hanover Square, 23rd Floor
                          New York, New York  10004-2695

                 The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

                  5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                 Call Notification Department
                 The Depository Trust Company
                 711 Stewart Avenue
                 Garden City, New York  11530-4719

                 6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                 Manager, Reorganization Department
                 Reorganization Window
                 The Depository Trust Company
                 7 Hanover Square, 23rd Floor
                 New York, New York  10004-2695

                 7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter, is "BFGoodrich Capital ___% Cumulative Quarterly Income Preferred Securities, Series A".

                  8. Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                 NDFS Redemption Department
                 The Depository Trust Company
                 7 Hanover Square, 23rd Floor
                 New York, New York  10004-2695

                 9. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

                 10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by the Global certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global certificate; or (b) may make an appropriate notation on the Global certificate indicating the date and amount of such reduction.

                 11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving at least 90 days' prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

                 12. In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

                 13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of the Issuer.


                                        Very truly yours,

                                            BFGoodrich Capital
                                            (As Issuer)

                                            By:    The Bank of New York,
                                                   Trustee

                                                   By: _________________________
                                                   Name:
                                                   Title:

                                            The Bank of New York
                                            (As Transfer Agent and Registrar)

                                            By: ___________________________
                                            Name:
                                            Title:

RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY

By: ________________________
    Authorized Officer

                                                                       EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE

           Certificate Number                        Number of Common Securities

                   C-1

                    Certificate Evidencing Common Securities

                                       of

                               BFGoodrich Capital

                                Common Securities
                  (liquidation amount $25 per Common Security)


                 BFGoodrich Capital, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that The B.F.Goodrich Company (the "Holder") is the registered owner of _____ (_____) common securities of the Trust representing ownership interests in the Trust and designated the Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). In accordance with Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______ ___, 1995, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

                 Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                 IN WITNESS WHEREOF, the Trustee of the Trust has executed this certificate this ____ day of _________, 1995.

                                           BFGoodrich Capital

                                           By:  The Bank of New York,
                                                     as trustee

                                           By:______________________
                                               Name:
                                               Title:

                                                                       EXHIBIT D

                 AGREEMENT AS TO EXPENSES AND LIABILITIES

                 AGREEMENT dated as of ________ ___, 1995, between The B.F.Goodrich Company, a New York corporation ("BFG"), and BFGoodrich Capital, a Delaware business trust (the "Trust").

                 WHEREAS, the Trust intends to issue its ___% Cumulative Quarterly Common Securities (the "Common Securities") to and receive Debentures from BFG and to issue and sell BFGoodrich Capital ___% Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of ________ __, 1995 as the same may be amended from time to time (the "Trust Agreement");

                 WHEREAS, BFG is the issuer of the Debentures;

                 NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase BFG hereby agrees shall benefit BFG and which purchase BFG acknowledges will be made in reliance upon the execution and delivery of this Agreement, BFG and the Trust hereby agree as follows:

                                    ARTICLE I

                 Section 1.01. Guarantee by BFG. Subject to the terms and conditions hereof, BFG hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

                 Section 1.02. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by BFG and The Bank of New York, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

                 Section 1.03. Waiver of Notice. BFG hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and BFG hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                 Section 1.04. No Impairment. The obligations, covenants, agreements and duties of BFG under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                 (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

                 (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

                 (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, BFG with respect to the happening of any of the foregoing.

                 Section 1.05. Enforcement. A Beneficiary may enforce this Agreement directly against BFG and BFG waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against BFG.

                                   ARTICLE II

                 Section 2.01. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of BFG and shall inure to the benefit of the Beneficiaries.

                 Section 2.02. Amendment. So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

                 Section 2.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to wit:

                                  BFGoodrich Capital
                                  c/o      [Trustee]

                                           Facsimile No.:
                                           Attention:

                                  The B.F.Goodrich Company

                                           Facsimile No.:
                                           Attention:

                                  (with a copy to the attention of the
                                  General Counsel
                                  Facsimile No.:                   )

                 Section 2.04 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 THIS AGREEMENT is executed as of the day and year first above written.

                                            THE B.F.GOODRICH COMPANY

                                            By:______________________
                                               Name:
                                               Title:

                                            BFGoodrich Capital

                                            By:  The Bank of New York

                                               By:______________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT E

                 [IF THE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT
- -] This Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

                 Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to BFGoodrich Capital or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         Certificate Number                     Number of Preferred Securities

                 P-                                        CUSIP NO.

                   Certificate Evidencing Preferred Securities

                                       of

                               BFGoodrich Capital

             ___% Cumulative Quarterly Income Preferred Securities,
                                    Series A
                 (liquidation amount $25 per Preferred Security)


                 BFGoodrich Capital, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________ (the "Holder") is the registered owner of _____ (_____) preferred securities of the Trust representing an ownership interest in the Trust and designated the BFGoodrich Capital ___%

Cumulative Quarterly Income Preferred Securities, Series A (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______ ___, 1995, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The holder of this certificate is entitled to the benefits of the Guarantee Agreement of The B.F.Goodrich Company, a New York corporation, and The Bank of New York, as guarantee trustee, dated as of _______ ___, 1995 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

                 Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.

                 IN WITNESS WHEREOF, the Trustee of the Trust has executed this certificate this ____ day of _________, 1995.

                                           BFGOODRICH CAPITAL

                                           By:  The Bank of New York,
                                                     as trustee

                                            By:______________________
                                               Name:
                                               Title:

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:__________________

Signature:________________________

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

                                       E-3